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                                                                  EXHIBIT 10.4



                      MARKETING AND DISTRIBUTION AGREEMENT

MADE BETWEEN:                            AND:
-------------                            ----
ENTRUST TECHNOLOGIES INC.                ZIXIT CORPORATION
4975 Preston Park Blvd., Suite 400       2711 N. Haskell Avenue, Suite 2850, LB 36
Plano, Texas, U.S.A. 75093               Dallas, Texas, U.S.A. 75204
("ENTRUST")                              ("ZIXIT")

AS OF THE 6TH DAY OF NOVEMBER, 2000 (THE "EFFECTIVE DATE"), THE PARTIES AGREE AS
FOLLOWS:


1.       DEFINITIONS

For the purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them as follows:

(a) "AFFILIATE" of a Party means any corporation or other entity that a Party directly or indirectly controls. In this context, a Party "controls" a corporation or other entity if it owns fifty percent (50%) or more of the voting rights for the board of directors or other mechanism of control for the corporation or other entity.

(b) "AGREEMENT" means this Marketing and Distribution Agreement and the schedules attached hereto.

(c) "CONFIDENTIAL INFORMATION" means any business, marketing, technical, scientific or other information disclosed by either Party (including its Affiliates) which, at the time of disclosure is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the Parties (or its Affiliates), exercising reasonable business judgment, to be confidential.

(d) "ENTRUST/EXPRESS (WITH SECUREDELIVERY)" means the Entrust/Express product with additional functionality as described in Schedule B of this Agreement.

(e) "INTELLECTUAL PROPERTY RIGHTS (IPR)" means all rights in any invention, discovery, improvement, utility model, copyright, industrial design or mask work right, and all rights of whatsoever nature in computer software and data, Confidential Information, trade secrets or know-how, and all intangible rights or privileges of a nature similar to any of the foregoing, in every case in any part of the world and whether or not registered, and shall include all rights in any applications and granted registrations for any of the foregoing.

(f)      "PARTIES" means Entrust and ZixIt; "PARTY" means Entrust or ZixIt.

(g) "ROYALTIES" means the royalty fees or advertising fees payable by a Party as set forth in Schedule A.

(h) "ZIXIT SECUREDELIVERY SERVICE" means the ZixIt service as set forth in Schedule E.

2.       GRANT OF RIGHT

2.1 Subject to the terms and conditions of this Agreement, ZixIt hereby grants to Entrust and its Affiliates, for the term of the Agreement and any wind-down period in accordance with Article 15,


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         a non-exclusive, non-transferable (except as permitted herein), worldwide right to market, sell and distribute the ZixIt SecureDelivery Service.

3.       OBLIGATIONS OF ENTRUST

3.1 Entrust shall modify its Entrust/Express product to include the functionality as described in Schedule B. The Entrust/Express product and all modifications, enhancements and derivative works thereof, including all right, title and interest (and all Intellectual Proprietary Rights therein) remain the sole and exclusive property of Entrust and/or its third-party licensors. Within thirty (30) days after Entrust's written notification to ZixIt of the completion of the additional functionality, ZixIt shall pay to Entrust the Entrust/Express (with SecureDelivery) modification fee as set out in Schedule A.

3.2 Entrust may, at its discretion, market, sell and distribute the ZixIt SecureDelivery Service through its normal sales and distribution channels. The Parties may participate in joint marketing activities intended to generate sales opportunities for the ZixIt SecureDelivery Service. Each Party shall be responsible for its own costs related to any joint marketing activities. ZixIt shall provide to Entrust, at no charge, sufficient quantities of marketing literature in respect to its ZixIt SecureDelivery Service.


4.       OBLIGATIONS OF ZIXIT

4.1 ZixIt shall meet the service level commitments for the ZixIt SecureDelivery Service as set forth in Schedule C. Failure by ZixIt to maintain such service level commitments shall be deemed a material breach of this Agreement and Entrust's obligations to pay Royalties shall terminate, subject to the notice and cure provisions of Section 12.2(b).

4.2 ZixIt shall be responsible for any and all damages, costs and expenses, incurred by Entrust and/or its Affiliates, arising from or related to the failure or non-performance of the ZixIt SecureDelivery Service, including but not limited to, ZixIt's breach of its service level commitments as set forth in Schedule C.

4.3 ZixIt shall provide first line support to customers of the ZixIt SecureDelivery Service as set forth in Schedule D.

4.4 ZixIt shall provide to Entrust (in a format specified by Entrust) (a) on a quarterly basis, a written report demonstrating ZixIt's performance relative to the service level commitments as set forth in Schedule C, and (b) as requested by Entrust, a written report describing any usage, draw-downs and any other information related to the ZixIt SecureDelivery Service.

4.5 ZixIt shall make its software engineers available to Entrust for consultation in regards to the ZixIt SecureDelivery Service.

5.       FEES AND PAYMENT

5.1 Unless otherwise stated, all fees and Royalties exclude applicable taxes including, but not limited to, federal, state, provincial, use, value-added and local taxes (excluding taxes based upon a Party's net income). Each Party shall be responsible for collecting all applicable taxes from the other Party and for remitting such taxes to the appropriate authority.

5.2 Within sixty (60) days after the end of each calendar quarter, each Party shall send to the other Party a royalty report statement. Payment of Royalties, if any, shall be made within thirty (30)


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         days of the end of the corresponding calendar quarter. A Party shall withhold any applicable withholding tax from payments made to the other Party pursuant to this Agreement. To assist the other Party in obtaining any tax credits for the amounts withheld, the paying Party shall promptly provide the other Party with such evidence as may be reasonably required by the applicable taxing authorities to establish that such withholding tax has been paid. Unpaid payments more than thirty (30) days overdue may be subject to an interest charge of one percent (1%) per month or the maximum rate legally permitted, whichever is less.

5.3 Each Party shall keep reasonable records relating to the Royalties ("Records") due to the other Party. A Party may, at its expense, appoint an independent auditor reasonably acceptable to the other Party and under appropriate non-disclosure conditions, to audit the Records not more than once per year to confirm the other Party's compliance with its Royalty obligations herein.

6.       ADDITIONAL TERMS AND CONDITIONS

6.1 The rights granted under this Agreement are only as expressly set forth herein. No other right is or shall be deemed to be granted, whether by implication, estoppel, inference or otherwise, by or as a result of this Agreement or any conduct of either Party under this Agreement.

7.       CONFIDENTIALITY

7.1 Each Party (and its Affiliates) shall maintain in confidence all Confidential Information, shall use such Confidential Information only for the purpose of exercising its rights and fulfilling its obligations under this Agreement, and shall not disclose any such Confidential Information to any third party (excluding Affiliates) except as expressly permitted hereunder or make any unauthorized use thereof. Each Party (and its Affiliates) shall treat such Confidential Information with the same degree of care against disclosure or unauthorized use that it affords to its own information of a similar nature, or a reasonable degree of care, whichever is greater. Each Party (and its Affiliates) further agrees not to remove or destroy any proprietary or confidentiality legends or markings placed upon any documents or other materials. Each Party shall be entitled to provide Confidential Information to subcontractors and contractors of that Party that have agreed to confidentiality obligations at least as protective as those contained herein.

7.2 Neither Party shall be bound by obligations restricting disclosure and use set forth in this Agreement with respect to Confidential Information, or any part thereof, that:

         (a) was lawfully known or received by the receiving Party (and/or Affiliates) prior to disclosure;

         (b) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement;

         (c) was disclosed to the receiving Party (and/or Affiliates) by a third party, provided such third party, or any other party from whom such third party receives such information, is not in breach of any confidentiality obligation in respect of such information; or

         (d) is independently developed by the receiving Party (and/or Affiliates).

7.3 If the receiving Party is compelled pursuant to legal, judicial, or administrative proceedings, or otherwise required by law, to disclose Confidential Information of the disclosing Party (or any of its Affiliates), the receiving Party (or, if applicable, its Affiliates) shall use reasonable efforts to (i) seek confidential treatment for such Confidential Information, and (ii) provide prior notice to the disclosing Party (or, if applicable, its Affiliates) to allow the disclosing Party (or, if applicable, its Affiliates) to seek protective or other court orders.



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8.       WARRANTIES

8.1 ZixIt represents and warrants to Entrust that (i) ZixIt has all necessary rights, licenses, and approvals to provide and conduct the ZixIt SecureDelivery Service contemplated herein, and (ii) the use, marketing, sale, offering for sale, distribution, importation or performance of the ZixIt SecureDelivery Service does not infringe any third party's Intellectual Property Right.

8.2 EACH PARTY MAKES NO OTHER REPRESENTATIONS AND GIVES NO WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED, STATUTORY, BY USAGE OF TRADE, OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, AND CONDITIONS OF MERCHANTABILITY, NON-INFRINGEMENT, TITLE, SATISFACTORY QUALITY, OR FITNESS FOR A PARTICULAR PURPOSE.

9.       INDEMNITY

9.1 ZixIt shall defend, indemnify and hold Entrust and its Affiliates harmless against any and all claims by third parties that arise as a result of (i) ZixIt SecureDelivery Service's infringement (or alleged infringement) upon, or misappropriation of, a third party's Canadian, United States or European patent, trademark, copyright, trade secret or other proprietary right, or, (ii) ZixIt's failure to comply with its obligations under the Schedules attached hereto, (a "Claim"), and ZixIt will pay any settlements and/or damages, costs, and expenses, including without limitation court costs and reasonable expert's fees and attorney's fees finally awarded by a court or arbitrator in any proceeding related to such Claim, provided, however, that Entrust (i) gives to ZixIt prompt written notice of each Claim threatened or received by Entrust, (ii) gives ZixIt the sole right to control and direct the investigation, defense, and settlement of such Claim, (iii) cooperates with ZixIt, at ZixIt's expense, in the defense and settlement of the Claim, and (iv) has not compromised or settled the Claim.

9.2 If (i) ZixIt becomes aware of an actual or potential Claim, or (ii) Entrust provides ZixIt with notice of an actual or potential Claim, ZixIt may (or in the case of an injunction against Entrust, shall), at ZixIt's sole option and expense:

         (a) procure for Entrust the right to continue to use the ZixIt SecureDelivery Service;

         (b) modify or replace the ZixIt SecureDelivery Service with a functionally equivalent or superior product or service so that Entrust's use of the ZixIt SecureDelivery Service as contemplated by this Agreement is non-infringing; or

         (c) if (a) or (b) is not commercially reasonable, terminate this Agreement.

9.3 ZixIt shall have no liability related to any Claim if Entrust's use of the ZixIt SecureDelivery Service is outside the scope of the rights granted in this Agreement or in a manner or for a purpose other than that for which it was supplied, as contemplated in this Agreement.

9.4 THE PROVISIONS OF THIS ARTICLE 9 STATE THE SOLE AND EXCLUSIVE LIABILITY OF ZIXIT, AND THE SOLE AND EXCLUSIVE REMEDY OF ENTRUST WITH RESPECT TO ANY CLAIM OF THE NATURE DESCRIBED IN THIS ARTICLE 9 OR A CLAIM BY ENTRUST UNDER SECTION 8.1(II).


10.      LIMITATION OF LIABILITY

10.1 IN NO EVENT SHALL ENTRUST OR ZIXIT (INCLUDING SUCH PARTY'S AFFILIATES, SUBCONTRACTORS, AGENTS, SUPPLIERS, DIRECTORS OR



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         EMPLOYEES) BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY,
         INDIRECT, RELIANCE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, LOST SAVINGS OR OTHER SIMILAR PECUNIARY
         LOSS) WHETHER ARISING FROM CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY.

10.2 NOTWITHSTANDING THE FOREGOING, NO LIMITATION OF EITHER PARTY'S LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY TO (I) DAMAGES ARISING FROM A PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (II) DAMAGES ARISING FROM A PARTY'S INFRINGEMENT OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, OR (III) CLAIMS FOR INJURY TO INDIVIDUALS OR DAMAGE TO TANGIBLE PROPERTY CAUSED BY THE NEGLIGENCE OF SUCH PARTY OR ITS EMPLOYEES, SUBCONTRACTORS OR AGENTS.

10.3 THE FOREGOING SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN AND EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES.


11.      INTELLECTUAL PROPERTY

11.1 Each Party and/or its licensors expressly retain all right, title, and interest (including all Intellectual Property Rights) in the products and services provided by such Party pursuant to this Agreement.

11.2 Neither Party shall remove any copyright, restrictive rights or other proprietary notices that appear in or on any products or any other materials provided by the other Party.

11.3 Unless expressly authorized by this Agreement, each Party shall not decompile, disassemble, reverse engineer, modify, or in any other manner attempt to determine any source code of or trade secret related to any products and services provided by the other Party hereunder except to the extent expressly permitted by applicable law, notwithstanding a contractual obligation to the contrary.

12.      TERM AND TERMINATION

12.1 This Agreement shall commence on the earlier of the Operational Date (as such term is defined in II(a) of Schedule A) or June 1, 2001 (the "Start Date"),and shall remain in effect for five (5) years from the Start Date (the "Initial Term"). At the end of the Initial Term or at the end of any Renewal Term, this Agreement shall automatically renew for an additional one (1) year period (each such additional term a "Renewal Term"), unless either Party notifies the other Party in writing to the contrary at least sixty (60) days prior to the expiration of the then-current term.

12.2 Without prejudice to any other rights or remedies at law, equity, or otherwise of the Party so terminating, either Party may immediately terminate this Agreement, and each Party's obligations to pay Royalties shall terminate, by giving a notice to the other Party for the following reasons:

         (a) if the other Party has failed to return to full performance after a Force Majeure Event as set forth in Section 16.4;

         (b) if the other Party commits a material breach of this Agreement and fails to remedy such material breach within thirty (30) days after delivery of notice by the non-breaching Party


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                  of the occurrence or existence of such breach or such longer period as may be agreed to in writing by the non-breaching Party; or

         (c) if the other Party applies for or consents to the appointment of a receiver, trustee, or liquidator for substantially all of its assets or such a receiver, trustee, or liquidator is appointed; or such Party has filed against it an involuntary petition of bankruptcy that has not been dismissed within thirty (30) days thereof, or files a voluntary petition of bankruptcy, or a petition or answer seeking reorganization, or an arrangement with creditors, or seeks to take advantage of any other law relating to relief of debtors, or makes an assignment for the benefit of creditors.

12.3 Entrust may, in its sole discretion, terminate this Agreement at any time upon written notice to ZixIt, and Entrust's obligations to pay Royalties shall terminate, if:

         (a) the Parties are unable to agree on the modifications made to the Entrust/Express (with SecureDelivery) product pursuant to Schedule B;

         (b) Entrust and/or its Affiliates cannot market, sell or distribute the ZixIt SecureDelivery Service due to ZixIt's failure to comply with its obligations under this Agreement and/or the Schedules attached hereto;

         (c) ZixIt materially changes the functionality of the ZixIt SecureDelivery Service as set forth in Schedule E in a manner unacceptable to Entrust; or

         (d) ZixIt undergoes a Change of Control to a competitor of Entrust (whether as a result of an equity transaction, asset purchase, or any other form of merger or acquisition). The determination as to whether an entity is a competitor of Entrust shall be at Entrust's sole discretion. The term "Change of Control" means if ZixIt engages in a merger, consolidation or sale, lease, license, transfer, or other effective disposition of all or substantially all of its assets and ZixIt or its shareholders or affiliates immediately before such transaction beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring corporation or such corporation's parent corporation possessing less than fifty one percent (51%) of the voting power of the surviving or acquiring person or such person's parent corporation, provided that a Change of Control shall not be deemed to occur upon any public offering or series of such offerings of securities of ZixIt that results in any such change in beneficial ownership.

12.4 Upon termination or expiration of this Agreement (and any wind-down period in accordance with Article 15), each Party at its own expense shall, upon request by the other Party, promptly destroy or return to such other Party all tangible material embodying any Confidential Information of such other Party that has been provided hereunder, together with all copies or other tangible embodiments made thereof by or for such Party. Each Party's obligations pursuant to Article 7 with respect to Confidential Information received from the other Party pursuant hereto shall remain in effect for five (5) years after the termination or expiration of this Agreement.

12.5     Articles 1, 4.2, 6.1, 7, 8, 9, 10, 11, 12, 15 and 16 of this Agreement shall survive the termination or expiration of this Agreement. Any payment obligations, and any provision plainly indicating it should survive, shall survive the termination or expiration of this Agreement.

13.      INSURANCE

13.1 ZixIt shall maintain, at its own expense, sufficient insurance to meet its obligations under this Agreement. ZixIt shall, upon request, furnish evidence of such insurance to Entrust.




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14.      ESCROW

         Not applicable.

15.      WIND-DOWN

15.1 After expiration or termination of this Agreement, Entrust may continue to make available to its existing customers in effect at the time of expiration or termination, and in accordance with the appropriate terms and conditions of this Agreement as if they were still in effect, the ZixIt SecureDelivery Service until such time as Entrust's agreements with its existing customers terminate or expire. ZixIt shall provide any transition assistance as may be reasonably requested by Entrust.

16.      GENERAL

16.1 If any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing and
         (a) personally delivered, (b) sent by international air courier service with confirmation of delivery requested, or (c) transmitted by fax with transmittal confirmation as follows:

         If to ZixIt:       ZixIt Corporation
                            2711 N. Haskell Avenue, Suite 2850, LB 36
                            Dallas, Texas, U.S.A. 75204-2911
                            Attention: Legal Department, Fax: (214) 515-7385

         If to Entrust:     Entrust Technologies
                            750 Heron Road
                            Ottawa, Ontario  K1V 1A7
                            Attention:  Legal Department

         All such notices or other communications shall be deemed to have been given and received (a) upon receipt if personally delivered, (b) when delivery is confirmed if sent by international air courier service, or
         (c) the following business day if by fax.

16.2 The ZixIt SecureDelivery Service and related information may be subject to export and import restrictions. Each Party shall comply with any such export or import laws (including, without limitation, United States and Canadian export laws).

16.3 The obligations of each Party under this Agreement shall be in every case several and shall not be, or be construed to be, either joint or joint and several. Nothing contained in this Agreement shall be deemed to constitute either Party or any of its Affiliates the partner, agent, franchisee, or legal representative of the other Party or to create any fiduciary relationship for any purpose whatsoever. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall confer on either Party or any of its Affiliates any authority to act for, bind, or create or assume any obligation or responsibility on behalf of the other Party.

16.4 Other than as set forth in this Section 16.4, neither Party shall be responsible for its failure to perform to the extent caused by a Force Majeure Event (as defined below), provided that such Party gives the other Party prompt written notice of the failure to perform and the reason therefor and uses reasonable efforts to limit the delay resulting from such nonperformance.

         Upon the occurrence of a Force Majeure Event, the affected Party shall use its best efforts to ameliorate the effects thereof, and to return to full performance under this Agreement within thirty


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         (30) calendar days thereof. If the Party is unable to return to full performance, the other Party may immediately terminate this Agreement pursuant to Section 12.2(a).

         A "Force Majeure Event" means unforeseen circumstances or causes occurring beyond the control of a Party whose commercially reasonable performance is delayed thereby. A Force Majeure Event may include, without limitation, acts of God, wars, riots, embargoes, acts of civil or military authorities, fires, floods, accidents, or strikes.

16.5 In the event that any provision of this Agreement is found to be invalid, void or unenforceable, the Parties agree that unless such provision materially affects the intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall not affect the validity of this Agreement nor the remaining provisions herein.

16.6 This Agreement may be amended by the written consent of each Party at the time of such amendment. Any provision of this Agreement may be waived in writing by the Party benefiting from such provision. No such waiver shall operate as a waiver of, or estoppel with respect to, any other action. No failure to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity. The waiver of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

16.7 Neither Party shall (and neither Party has any right to) assign, sell, transfer, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law, or otherwise, this Agreement or any right or obligation under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. Any purported assignment, sale, transfer, delegation or other disposition in violation of this Section 16.7 shall be null and void. Notwithstanding the foregoing, either Party may, without the consent of the other Party, assign this Agreement together with all of its rights and obligations under this Agreement (i) to a parent corporation of Entrust or ZixIt, as the case may be, or to a wholly-owned or more than majority-owned affiliate of a parent corporation of Entrust or ZixIt, as the case may be, or (ii) as part of a sale, merger, or other transfer of all or substantially all the shares or assets of the business to which this Agreement relates; provided, however, that ZixIt shall not make any such assignment to a competitor of Entrust as provided in Section 12.3(d). Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted assigns. Either Party may use one or more Affiliates to perform its obligations under this Agreement, provided that such use will not affect such Party's obligations hereunder.

16.8 Each Party acknowledges that breach of this Agreement (or any provision thereof) may cause irreparable harm to the non-breaching Party. Therefore, in the event of a threatened or actual breach of this Agreement, the non-breaching Party, in addition to any other rights or remedies available to it at law or in equity, shall be entitled to seek injunctions enjoining and restraining such threatened or actual breach.

16.9 Upon execution of this Agreement, the Parties shall reasonably collaborate in an effort to issue a press release to announce their relationship. Such press release may not be issued without the prior consent of each Party. Notwithstanding the foregoing, neither Party shall publish any other press announcement related to this Agreement or disclose the terms and conditions of this Agreement to any customer or any third party (excluding Affiliates) without prior written consent of the other Party.

16.10 This Agreement shall be governed by the laws of the State of Texas, U.S.A., without regard to its conflict of law principles. The jurisdiction for any legal action shall be exclusively a state or federal court in Dallas County, Texas, U.S.A. The application of the United Nations Convention



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         on Contracts for the International Sale of Goods to this Agreement is expressly excluded. The Parties waive any right to a jury trial with respect to any action brought in connection with this Agreement.

16.11 This Agreement, together with the schedules hereto, which are hereby incorporated herein by reference, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all previous communications, agreements, and understandings between the Parties relating to the subject matter hereof. Neither Party has entered into this Agreement in reliance upon any representation, warranty, condition or undertaking of the other Party that is not set out or referred to in this Agreement.



IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ENTRUST TECHNOLOGIES INC.                     ZIXIT CORPORATION



By:  /s/ RICHARD D. SPURR                     By:  /s/ RONALD A. WOESSNER
   -------------------------------------          -----------------------------
Name: Richard D. Spurr                        Name: Ronald A. Woessner

Title: Exec. V.P. Global Sales & Service      Title: S.V.P.

Date: 11/6/00                                 Date:  11/6/00




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